FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) July 13, 2005
                                                         ----------------

                  ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


      Colorado                000-50764                   20-0003432
   ---------------           ----------            --------------------------
   (State or other           (Commission           (IRS Employer File Number)
   jurisdiction of           File No.)
incorporation)


              1440 Blake Street, Suite 330, Denver, Colorado 80202
          -----------------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (303) 893-1003
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


               1440 Blake Street, Suite 330, Denver Colorado 80202
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Development Corp. and its subsidiaries.


Item 5.02
Appointment of Principal Officer; Resignation of Principal Officer.
-------------------------------------------------------------------

Effective, July 11, 2005, we appointed James W. Creamer III as Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Creamer will report to President and Chief Executive Officer, Alex Lagerborg. Mr. Creamer was Vice President of Commercial Banking at Vectra Bank, Colorado from April, 2004 until 2005. Prior to that time he was an Investment Banker for J.P. Turner & Company, from November, 2001 to April, 2004, primarily involved with equity financing for NASDAQ qualified small-cap companies. Prior to this time, Mr. Creamer was Director of Equity Research for Global Capital Securities Corporation and Vice President of Institution Fixed Income Sales for Hanifen, Imhoff Inc. for the period from January, 1999 until November, 2001. Mr. Creamer received his bachelor's degree in finance from Arizona State University and is a CFA Charter holder. There are no familial relationships between Mr. Creamer or any of our directors or officers. Also effective, July 11, 2005, Ms. Joni K. Troska resigned as Chief Financial Officer and Treasurer but has been appointed Assistant Vice President and Controller. She remains as our Secretary.

Item 7.01 Regulation FD Disclosure

Across America Real Estate Development names James W. Creamer III Chief Financial Officer Denver, Colorado (July 14, 2005)-Across America Real Estate Development (AARD.OB) today announced it has named James W. Creamer III as Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Creamer will report to President and Chief Executive Officer, Alex Lagerborg.

 "We are very pleased to have Jim Creamer join Across America." said Alex Lagerborg, President and Chief Executive Officer. "We believe that Jim will be able to spearhead our strategic investment banking and financial initiatives and build upon the already positive momentum of our company. Jim is a veteran in finance and strategic planning and his background in investment banking as well as commercial banking will help Across America's continued growth. Adding Jim's skill set to our senior staff, we believe, is bringing the right person to the right place doing the right things in our Company's history. His knowledge and reputation represent important additions to our already strong and experienced management team." Mr. Creamer brings over fifteen years of experience in both investment banking and commercial banking with extensive experience in both institutional and retail oriented capital markets. Mr. Creamer comes to AARD from Vectra Bank Colorado, NA where he served as Vice President of Commercial Banking. Before joining Vectra Bank he was an Investment Banker for J.P. Turner & Company, primarily involved with equity raises for NASDAQ qualified small-cap companies. Prior to this, Mr. Creamer was Director of Equity Research for Global Capital Securities Corporation and Vice President of Institution Fixed Income Sales for Hanifen, Imhoff Inc. Mr. Creamer received his bachelor's degree in finance from Arizona State University and is a CFA Charter holder. Mr. Creamer stated, "I am pleased to join the seasoned management team of Across America Real Estate Development at this exciting time in the company's expansion. Across America is quickly establishing itself as a leader in providing 100% financing for the small-box real estate development market and I look forward to working with current management in achieving their goal of continued growth and profitability."

About Across America Real Estate Development
Based in Denver, Colorado, Across America Real Estate Development (AARD.OB) is a national, publicly traded company that is an investor partner to real estate developers focusing on 100% financing of build to suit projects and also providing financing for those transactions where a bank requires developer equity. For more information visit our website www.aard.us For more information please call:

Alexander V. Lagerborg
Across America Real Estate Development
303.893.1003
alagerborg@aard.us

James W. Creamer III
Across America Real Estate Development
303.893.1003
jcreamer@aard.us


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Across America Real Estate Development Corp.


Dated: July 13, 2005          By: /s/ Alexander V. Lagerborg
                                 -----------------------------------------------
                                 Alexander V. Lagerborg, Chief Executive Officer